EXHIBIT 10(R)

                      HAROLD GINSBURG EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made and is effective this October 10, 1997 by and between Mr. Harold Ginsburg ("Employee") and Guardian International, Inc., a Nevada Corporation ("Company").

Now, therefore, Employee and Company agree as follows:

1.       RESPONSIBILITIES

Company hereby employs Employee, and Employee accepts employment, to provide to Company the following services as directed by the President to include, but not be limited to:

         a. Evaluation and implementation of acquisitions of security alarm companies and accounts;
         b.   Assistance in managing telephone networks and costs; and
         c.   General business management.

Employee shall report to the President.

2.       TERM

Employee shall provide services to Company pursuant to this Agreement for a term commencing on October 10, 1997 and ending on October 10, 2000.

3.       COMPENSATION AND BENEFITS

Company shall pay Employee a salary of sixty thousand dollars ($60,000) per year for services performed pursuant to this Agreement. Payment shall be made bi-weekly and one week in arrears. Employee shall be entitled to four weeks' paid vacation that shall accumulate if not used. Employee shall be entitled to a car allowance of $600 per month and the Company will pay for medical insurance for himself and his spouse as provided by the Company for its other employees.

4.       TERMINATION.

         A.  This Agreement may be terminated by Company as follows:

              (i) If Employee is unable to provide the services by reason of temporary or permanent illness, disability, incapacity or death.

              (ii)  Breach or default of any obligation of Employee pursuant to
                    Section 5, Covenant Not to Compete, or Section 6, Confidentiality, of this Agreement.

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              (iii) Breach or default by Employee of any other material
                    obligation in this Agreement, which breach or default is not cured within five (5) days of written notice from Company.

         B.  Employee may terminate this Agreement as follows:

(i) Breach or default of any material obligation of Company, which breach or default is not cured within five (5) days of written notice from Employee.

(ii) If Company files protection under the federal bankruptcy laws, or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which is not dismissed for a period of sixty (60) days.

5.    COVENANT NOT TO COMPETE

So long as Employee is employed by the Company and for a period of two years after termination of employment, Employee agrees not to perform any services for any other company, person, or entity providing any services or equipment related to electronic security unless requested to do so by the Company.

6.    COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION

Employee acknowledges that he is privy to information that is confidential to the Company and agrees not to disclose it to any non-Company person or entity unless directed to do so by the Company. Confidential information includes, but is not limited to, customer lists, pricing schedules, customer locations, and Company-specific practices regarding identification and evaluations of acquisition opportunities. Employee acknowledges that disclosure of such confidential information will cause significant damage to the Company and agrees to such injunctive relief as may be sought by the Company.

7.       CONTROLLING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

8.       HEADINGS

The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

9.       FINAL AGREEMENT

This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

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10.      NOTICES

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

         If to Employee:

         Mr. Harold Ginsburg
         1950 South Ocean Drive
         Penthouse D
         Hallandale, FL  33009

         If to Company:

         Guardian International, Inc.
         3880 N. 28 Terrace
         Hollywood, FL
         33020-1118

11.      SEVERABILITY

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                            Guardian International, Inc.


/s/HAROLD GINSBURG                          By: /s/RICHARD GINSBURG
Harold Ginsburg, Chairman                         Richard Ginsburg, President

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